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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in First Bank System, Inc.'s Form 8-K/A filed August 30, 1995, of our report on FirsTier Financial, Inc. and Subsidiaries dated August 28, 1995. It should be noted that we have not audited any financial statements of FirsTier Financial, Inc. and Subsidiaries subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP
Omaha, Nebraska
  August 28, 1995